SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2014 (May 15, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 15, 2014. Of the 223,125,907 shares of common stock issued and outstanding as of the record date on March 17, 2014, 195,135,135 shares were present, in person or by proxy, thus constituting a quorum of 87.45% of the total shares outstanding and entitled to vote.

At the meeting, stockholders elected all eleven of the directors nominated by the Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2014; approved the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan; and approved, by an advisory vote, executive compensation for 2013.

Set forth below is the final share voting results for each of the proposals.

(1)         Election of eleven (11) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	158,999,040	17,398,836	18,737,259
Richard P. Teets, Jr.	157,920,511	18,477,365	18,737,259
John C. Bates	122,102,793	54,295,083	18,737,259
Keith E. Busse	151,520,900	24,876,976	18,737,259
Frank D. Byrne, M.D.	164,345,509	12,052,367	18,737,259
Traci M. Dolan	166,813,095	9,584,781	18,737,259
Paul B. Edgerley	170,679,242	5,718,634	18,737,259
Dr. Jürgen Kolb	163,812,247	12,585,629	18,737,259
James C. Marcuccilli	158,571,052	17,826,824	18,737,259
Bradley S. Seaman	171,028,761	5,369,115	18,737,259
Gabriel L. Shaheen	165,110,793	11,287,083	18,737,259

(2)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
189,930,203	5,055,356	149,576	—

(3)         Proposal to renew and approve the Steel Dynamics, Inc. 2014 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,950,832	228,427	2,218,617	18,737,259

(4)         Proposal to approve, by an advisory vote, named executive officer compensation for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
165,310,698	10,423,451	663,727	18,737,259

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler

Date: May 20, 2014	By:	Theresa E. Wagler
	Title:	Chief Financial Officer